NEWS RELEASE

November 14, 2016

Press Contacts:

Rhonda Little
Marketing Specialist
Phone: 800-880-2212
Email: rlittle@hartmaninvestment.com

Hartman Short Term Income Properties XX, Inc. Acquires Village Pointe

SAN ANTONIO – Hartman Short Term Income Properties XX Inc. (“Hartman XX”), a publicly registered non-traded Real Estate Investment Trust, announced today that Hartman Village Pointe, LLC, a subsidiary, purchased the Village Pointe shopping center (“Village Point” or “the Property”) in San Antonio, TX.

VILLAGE POINTE – Village Pointe is a 54,246 square foot shopping center located just off US Highway 281 between Brook Hollow Boulevard and Thousand Oaks in San Antonio.  Built in 1982 and renovated in 2015, Village Pointe has impressive infill demographics that include a population of nearly 233,000 and an average household income of approximately $93,000, both within a five-mile radius.  The Property is located within five miles of San Antonio International Airport via US Highway 281.  Village Pointe boasts superior visibility with over 500 feet of highway frontage, a large monument sign, and a daily vehicle count of approximately 168,000 along US Highway 281.

“With a great location, quality tenants, long-term leases, good access, an accretive yield and an attractive cost basis, the acquisition of this value-add retail property gives us a lot to be excited about,” said David Wheeler, Hartman Chief Investment Officer.

Village Point is 93% leased to a diverse blend of national and local tenants including Mattress Firm (NYSE: MFRM) with 8,270 RSF, Bike World with 7,037 RSF, and 5.11 Tactical with 6,669 RSF.

“Our team acquired Village Pointe at a discount to replacement cost which provides our investors a strong stable yield. The addition of Village Pointe to our portfolio continues our firm’s long tradition of successfully acquiring value-add properties.” said Al Hartman, Hartman CEO.

John Taylor and Kelsey Roop with HFF represented the seller in the transaction; David Wheeler, Russell Turman, and Julian Kwok represented the buyer, Hartman Village Pointe, LLC.

About Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX Inc. is a Texas-centric REIT which, with this addition to its portfolio, now owns 17 properties in the Dallas/Ft. Worth, Houston, and San Antonio markets. For information regarding leasing space at a Hartman property, please contact Katherine Morrison at 713-586-2669 and visit www.hi-reit.com. For additional information about Hartman investment programs, please visit www.HartmanREITs.com, call 800-880-2212, or contact Rick Vitale, CFA directly at 651-491-3693.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through D. H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Kingwood, TX 77339. (832) 644-1852.